UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2011, Lighting Science Group Corporation (the “Company”) and its domestic wholly-owned subsidiaries (the “Guarantors”) entered into Amendment No. 3 (the “Amendment”) to that certain Loan and Security Agreement (the “Loan Agreement”), dated November 22, 2010, with Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as issuing bank agent, and a lender thereunder, effective as of August 5, 2011. Among other things, the Amendment: (i) increases the maximum borrowing capacity under the Loan Agreement from $25 million to $50 million, with such additional borrowing capacity being based on the issuance of certain standby letters of credit by JPMorgan Chase Bank, N.A. on behalf of Pegasus Investors IV, L.P., the general partner of Pegasus Partners IV, L.P. (“Pegasus IV”), or any other entity, in favor of Wells Fargo for the benefit of the Company (the “Supplemental Loan Availability”); (ii) adjusts the basis used to calculate the unused line fee in respect of the amount of the Supplemental Loan Availability by the amount of any standby letters of credit pledged in favor of Wells Fargo for the benefit of the Company; (iii) increases the maximum amount of authorized advances or payments to or for the benefit of Lighting Science Group Mexico SRL, a wholly owned foreign subsidiary of the Company, in each fiscal month beginning on July 1, 2011 from $500,000 to $750,000; (iv) adds all equipment, real property and fixtures now or hereafter owned by the Company and the Guarantors as collateral securing the Company’s borrowings under the Loan Agreement; and (v) adjusts the interest rate applicable to all loans made pursuant to the Supplemental Loan Availability to the daily three month LIBOR rate plus 2%. Pegasus IV, together with its affiliates, is the Company’s largest stockholder and beneficially owned approximately 84.5% of the Company’s common stock as of June 20, 2011 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

Pursuant to the Amendment, the Company’s borrowing capacity under the Loan Agreement was amended to mean the sum of:

(I)	the lesser of (A) the sum of (i) 85% percent of certain accounts of the Company acceptable to Wells Fargo, plus (ii) the lesser of (a) $7,500,000 and (b) the sum of (1) the lesser of (x) 15% percent multiplied by the value of certain of the Company’s inventory acceptable to Wells Fargo consisting of raw materials or (y) 85% percent of the Net Recovery Percentage (as defined in the Loan Agreement) multiplied by the value of such inventory consisting of raw materials plus (2) the lesser of (x) 60% percent multiplied by the value of certain of the Company’s inventory acceptable to Wells Fargo consisting of finished goods or (y) 85% percent of the Net Recovery Percentage multiplied by the value of such inventory consisting of finished goods, plus (iii) certain cash and cash equivalents held by the Company with Wells Fargo; and (B) $25 million; plus

(II)	the lesser of (A) the aggregate amount of any letter of credit pledged in favor of Wells Fargo for the benefit of the Company and (B) $25 million; minus

(III)	certain reserves as determined in good faith by Wells Fargo.

Wells Fargo also waived certain events of defaults under the Loan Agreement resulting from the Company’s failure to notify Wells Fargo in a timely manner of (a) the filing of certain new applications for registration of patents and trademarks and (b) new material contracts entered into by the Company. The Company paid Wells Fargo a fee of $150,000 in connection with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on August 10, 2011. On the June 20, 2011 record date (the “Record Date”), there were 201,152,248 shares of the Company’s common stock outstanding, each such share being entitled to one vote. The Company had no shares of preferred outstanding on the Record Date.

A total of 175,435,510 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected nine directors, each for a one-year term expiring at the next Annual Meeting of Stockholders in 2012 and until the election and qualification of their respective successors or their earlier resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
Robert E. Bachman	167,129,370	68,267	—	8,237,873
David Bell	167,081,506	116,131	—	8,237,873
Charles Darnell	167,192,060	5,577	—	8,237,873
Donald R. Harkleroad	167,114,024	83,613	—	8,237,873
James Haworth	167,100,756	96,881	—	8,237,873
Michael W. Kempner	167,099,586	98,051	—	8,237,873
T. Michael Moseley	167,078,190	119,447	—	8,237,873
Leon Wagner	167,159,672	37,965	—	8,237,873
Richard Weinberg	167,084,286	113,351	—	8,237,873

Proposal 2: Proposal to amend the Company’s Amended and Restated Equity-Based Compensation Plan

The stockholders approved an amendment to the Company’s Amended and Restated Equity-Based Compensation Plan to increase the share reserve under such plan by 8,000,000 shares.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
167,004,372	184,042	9,223	8,237,873

Proposal 3: Proposal to approve the adoption of the Company’s 2011 Employee Stock Purchase Plan

The stockholders approved the Company’s 2011 Employee Stock Purchase Plan.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
167,174,163	21,282	2,192	8,237,873

Proposal 4: Proposal to amend the Company’s Amended and Restated Certificate of Incorporation

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that the Delaware Court of Chancery be the sole and exclusive forum for certain disputes involving the Company.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
167,070,412	124,412	2,813	8,237,873

Proposal 5: Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation programs of the Company’s Named Executives.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
167,009,983	179,231	8,423	8,237,873

Proposal 6: Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

The stockholders approved, on an advisory basis, the holding of future advisory votes on executive compensation on a triennial basis.

Votes Cast For Annual Vote	Votes Cast for Biennial Vote	Votes Cast for Triennial Vote
486,686	27,301	166,658,205

Votes Withheld	Votes Abstained	Broker Non-Votes
—	25,445	8,237,873

Proposal 7: Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm for Fiscal 2011

The stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered accounting firm for fiscal 2011.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
175,258,265	57,982	119,263	—

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: August 12, 2011	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Amendment No. 3 to Loan and Security Agreement and Waiver, dated as of August 5, 2011, by and among Lighting Science Group Corporation, Biological Illumination, LLC, LSGC, LLC and Wells Fargo Bank, National Association, in its capacity as issuing bank agent and a lender thereunder.